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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan and the 1995 Stock Incentive Plan of Document Sciences Corporation of our report dated July 12, 1996, with respect to the consolidated financial statements of Document Sciences Corporation included in its Registration Statement (Form S-1) filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP
San Diego, California
December 16, 1996